UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 12, 2024

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

6.375% Green Senior Unsecured Notes due 2034

On December 12, 2024, HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”), issued an additional $300,000,000 aggregate principal amount of 6.375% green senior unsecured notes due 2034 (the “Additional Notes”) under the indenture, dated as of July 1, 2024 (the “Indenture”), by and among the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC”), HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II”), HAC Holdings I LLC, a Delaware limited liability company (“HAC Holdings I”) and HAC Holdings II LLC, a Delaware limited liability company (“HAC Holdings II,” and collectively with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee. The Additional Notes are additional notes under the Indenture and form part of the same series as the Company’s existing 6.375% green senior unsecured notes due 2034. The Additional Notes were priced at 99.867% of the principal amount plus interest deemed to have accrued since July 1, 2024, with a reoffer yield of 6.393%. For additional information regarding the terms of the Additional Notes and the Indenture, see the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 1, 2024.

The Additional Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Additional Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to utilize the net proceeds of the offering to temporarily repay a portion of the outstanding borrowings under the Company’s unsecured credit facility and to temporarily repay a portion of the outstanding borrowings under the Company’s commercial paper program entered into on September 24, 2021. The Company will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These eligible green projects may include projects with disbursements made during the 12 months preceding the issue date and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds, the Company intends to invest an amount equal to such net proceeds in interest-bearing accounts and short-term, interest-bearing securities and/or may be temporarily used to repay certain indebtedness.

Registration Rights Agreement

In connection with the issuance and sale of the Additional Notes, on December 12, 2024, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers of the Additional Notes (the “Initial Purchasers”).

Pursuant to the Registration Rights Agreement, the Company has agreed, amongst other things, that it will file an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) (the “exchange offer registration statement”) with the Securities and Exchange Commission (the “SEC”) relating to an offer to exchange the Additional Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Additional Notes, and to use its commercially reasonable efforts to cause such exchange registration statement to be declared effective by the SEC under the Securities Act. The Company has agreed to use its commercially reasonable efforts to consummate such exchange offer no later than June 30, 2025 (the “Exchange Deadline”). If the Company is not able to effect the exchange offer or if the Initial Purchasers so request under certain circumstances specified in the Registration Rights Agreement, the Company shall file a shelf registration statement (the “shelf registration statement”) covering the resale of the Additional Notes. The Company will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective by the Exchange Deadline and use its commercially reasonable efforts to keep continuously effective the shelf registration statement for a period of one year after its effective date.

If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Additional Notes.

The preceding description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of December 12, 2024, by and among HA Sustainable Infrastructure Capital, Inc. and the representatives of the Initial Purchasers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: December 12, 2024	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer